CONSULTING AGREEMENT

Agreement made this 29th day of June, 2005, between. Signet Entertainment Corporation, of Palm Beach, Florida (hereinafter referred to as 'Corporation'), and Merriam Joan Handy. of Boynton Beach, Florida (hereinafter referred to as "Consultant"):

In consideration of the mutual promises contained in this Agreement, the contracting parties agree as follows:

Recitals:

The Corporation desires to engage the services of the Consultant to perform for the Corporation consulting services regarding all phases of the Corporation's "Public Relations" in the area of Planning and Promotion as such may pertain to the operation of the Corporation's business.

The Consultant desires to consult with the Board of Directors, the Officers of the Corporation, and certain administrative staff members of the Corporation, and to undertake for the Corporation consultation as to the company's public relations and promotional activities involving the development of the corporation.

AGREEMENT
Term

1.  The respective duties and obligations of the contracting parties shall be for a period of one year (365 days). Any renewal or extension of this Agreement must be in writing and executed by both Parties of this Agreement.

Services Provided by Consultant

2. During the term of this Agreement, Consultant will provide those services as requested by the Corporation customarily provided from a public relations firm to a Corporation, including but not necessarily limited to the following:

(a)Aiding the Corporation in developing a marketing plan directed at informing the public as to the business of the Corporation; and
(b)Providing assistance and expertise in devising an advertising campaign in conjunction with the marketing campaign as set forth in (a) above; and
(c)Aid and consult the Corporation in the preparation and dissemination of press releases and news announcements.
(d)Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered as creating an employer-employee relationship between the parties to this Agreement.

Compensation

3.  In consideration for the services provided by Consultant to Corporation, the Corporation shall pay to Consultant the total sum of Eleven 'Thousand dollars ($11,000.00) and 250,000 (Two Hundred Fifty Thousand) shares of the common stock of Signet Entertainment Corporation. Said fees and sleek amount shall he paid to Consultant no later than one (1) year from the date of this Agreement.

Representations of Corporation

4. (a) The Corporation, upon entering this Agreement, hereby warrants and guarantees to the Consultant that all statements, either written or oral, made by the Corporation to the Consultant are true and accurate, and contain no misstatements of a material fact. The Corporation acknowledges that the information it delivers to the Consultant may be used by the Consultant in preparing materials regarding the Company's business, and may include but will not be necessarily limited to, its financial condition, for dissemination to the public. Therefore, the Corporation shall hold harmless the Consultant form any and all errors. omissions, misstatements, negligent or intentional misrepresentations, in connection with all information furnished by Corporation to Consultant, in accordance with and pursuant to the terms and conditions of this Agreement for whatever purpose or purposes the Consultant sees fit to use said information.

Limited Liability

5. With regard to the services to he performed by the Consultant pursuant to the terms of this Agreement, the Consultant shall not he liable to the Corporation. or to anyone who may claim any right due to any relationship with the Corporation, or any acts or omissions in the performance of services on the part of the Consultant, or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to its willful misconduct or culpable negligence.

Termination

6. This Agreement may be terminated by either party upon the giving of not less than 10 days written notice, delivered to the parties at such address or addresses as set forth in Paragraph 7. below. In the event this Agreement is terminated by the Corporation, all compensation due to Consultant under the terms of this Agreement, inclusive of both money and stock, shall be deemed earned and will be paid according to the terms listed in Paragraph 3 of this Agreement. In the event this Agreement is terminated by Consultant. all monetary fees of this agreement shall be deemed earned, however Consultant will receive no stock in the Corporation, and Consultant will immediately return to Corporation all material, whether printed or electronic, received by Consultant to assist Consultant in the performance of Consultant's duties under the terms of this Agreement_

Notices

Notices to he sent pursuant to the terms and conditions of this Agreement, shall be sent as follows:

As to Consultant:
Merriam Joan Handy
1115 Lake Terrace E #108
Boynton Beach, FL. 33426

As to Corporation:
Signet Entertainment Corporation
205 Worth Avenue Suite #316
Palm Beach, FL 33480

Attorneys' Fees

8. In the event any litigation or controversy, including arbitration, arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such litigation, arbitration or controversy, shall be entitled to recover from the other party or parties, all reasonable attorneys' fees, expenses and suit costs, including those associated within the appellate or post judgment collection proceedings.

Arbitration

9. In connection with any controversy or claim arising out of or relating to this Agreement, the parties hereto agree that such controversy shall be submitted to arbitration, in conformity with the Federal Arbitration Act (Section 9 U.S. Code Section 901 et set!), and shall be conducted in accordance with the Rules of the American Arbitration Association, Any judgment rendered as a result of the arbitration of any dispute herein, shall upon being rendered by the arbitrators he submitted to a Court of competent jurisdiction within Palm Beach County in the State of Florida.

Governing Law

10. This Agreement shall be construed under and in accordance with the laws of the State of' Florida, and all obligations of the parties created under it are performed in Palm Beach County. Florida. Further, in any controversy arising out of this Agreement, wherein arbitration is elected, the venue for said arbitration shall he in Palm Beach County. Florida, and all parties hereby consent to that venue as the proper jurisdiction for said proceedings provided herein.

Parties Bound

11. This Agreement shall be binding on an inure to the benefit of the contracting parties and their respective heirs, executors, administrations, legal representatives, successors, and assigns when permitted by this Agreement.

Legal Construction

12. In case any one or more of the provisions contained in this Agreement shall for any reason be held to he invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceable shall not effect any other provision, and this Agreement shall he construed as if the invalid. illegal. or unenforceable provision had never been contained in it.

Modifications

13. This Agreement may only be modified or changed by written agreements signed by all parties.

Multiple Copies or Counterparts of Agreement

The original and one or more copies of this Agreement may be executed by one or more of the parties hereto. In such event, all of such executed copies shall have the same force and effect as the executed original, and all of such counterparts taken together shall have the effect of a fully executed original. Further, this Agreement may be signed by the parties and copies hereof delivered to each party by way of facsimile transmission, and such facsimile copies shall be deemed original copies for all purposes if original copies of the parties' signatures are not delivered.

Headings

Headings used throughout this Agreement arc for reference and convenience, and in no way define, limit or describe the scope or intent of this Agreement or effect its provisions.

Confidentiality

16. Consultant agrees that during the course of his Consulting Term and at any time after termination, he will keep in strictest confidence, and will not disclose or make accessible to any other person without the written consent of the Company, the Company's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Company or arty of its clients and third parties including, without limitation, Proprietary Information. Consultant agrees: (i) not to use any such Confidential Information for himself or others; and (ii) not to take any such material or reproductions thereof From the Company's facilities at any time during the Consulting Term except, in each case, as required in connection with Consultant's duties to the Company.

IN WITNESS WHEREOF, the parties have set their hands and seal as of the date written below.

For Signet Entertainment Corporation For Consultant:

By: /s/ Ernest Letiziano   BY: /s/ Merriam Joan Handy
Ernest Letiziano, President   Merriam Joan Handy

DATE:  06/29/05                    DATE:  06/29/05